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                                                                     EXHIBIT 5.1




June 22, 1994


K N Energy, Inc.
370 Van Gordon Street
Lakewood, Colorado  80228-8304

Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary of K N Energy, Inc., a Kansas corporation (the "Company"), and I have advised the Company in connection with the registration, pursuant to a Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the offering by the Selling Stockholder (as defined in the Registration Statement) from time to time of up to 1,500,000 outstanding shares of the Company's Common Stock, par value $5.00 per share (the "Shares"). The Shares are to be issued to the Selling Stockholder in connection with the merger (the "Merger") of KNE Acquisition Corporation into American Oil and Gas Corporation expected to occur on or about July 13, 1994.

         In this connection, I have examined the corporate records of the Company, including its Restated Articles of Incorporation, its By-laws and minutes of meetings of its directors. I have also examined the Registration Statement, together with the exhibits thereto and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

         Based upon the foregoing, I am of the opinion that, upon consummation of the Merger, the Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                   Very truly yours,


                                   /s/ William S. Garner, Jr.

                                   WILLIAM S. GARNER, JR.
                                   Vice President, General Counsel and Secretary